Exhibit 8.1
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                                 April 23, 2001





A.I. Receivables Transfer Corp.
160 Water Street
New York, NY  10038

         Re:      Re: AIG Credit Premium Finance Master Trust Asset
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                  Backed Notes
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Ladies and Gentlemen:

                  We have acted as counsel to A.I. Receivables Transfer Corp. (the "Seller"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration Number 333-57236), as amended to the date hereof (together with the exhibits thereto, the "Registration Statement") relating to the registration by the Seller and AIG Credit Premium Finance Master Trust (the "Trust") of the Trust's Asset Backed Notes (the "Notes"). As described in the Registration Statement, the Notes will be issued in series (and may be issued in classes within any given series). The Trust was formed pursuant to a Master Trust Agreement between the Seller and Chase Manhattan Bank Delaware, as Owner Trustee (the "Master Trust Agreement"). Each series of Notes will be issued pursuant to a Base Indenture between the Trust and Bank One, National Association, as Indenture Trustee (the "Base Indenture"). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus and the form of Prospectus Supplement which are a part thereof (collectively, the "Prospectus"), the Master Trust Agreement, the Base Indenture, a draft of the Notes, the AIG Support Agreement, and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Seller and the Trust and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms


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of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                  Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents it our opinion that, although there is no direct authority with respect to a transaction closely comparable to that contemplated in the Documents, the discussion included in the Prospectus under the caption "Certain United States Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, is accurate in all material respects.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts including the taking of any action by any party to any of the transactions described in the Documents pursuant to an opinion of counsel as required by any of the Documents relating to such transactions, or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

                  We consent to the references in the Prospectus under the captions "Prospectus Summary - Tax Status" and "Certain United States Federal Income Tax Consequences" to our firm. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.

                                                Very truly yours,

                                                /s/  Weil, Gotshal & Manges LLP